FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND QUARTER RESULTS

Net sales of $1.8 billion, diluted EPS up 11% to $0.90
Company increases low end of annual guidance

MELVILLE, N.Y. – August 2, 2010 – Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported record financial results for the quarter ended June 26, 2010.
Net sales for the second quarter of 2010 were $1.8 billion, an increase of 15.1% compared with the second quarter of 2009.  This consists of 15.6% growth in local currencies and a decline of 0.5% related to foreign currency exchange.  Internal sales growth in local currencies was 2.1% (see Exhibit A for details of sales growth).
Income from continuing operations attributable to Henry Schein, Inc. for the second quarter of 2010 was $84.0 million or $0.90 per diluted share, an increase of 14.6% and 11.1%, respectively, compared with the second quarter of 2009.
“We are reporting strong top-line growth in local currencies for the quarter and we continue to see indications of positive market trends throughout our global business,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “We also are pleased to report that diluted EPS for the first half of 2010 is up 13.8% compared with the first half of 2009, excluding restructuring costs from both periods.”
North American Dental sales of $677.6 million increased 8.9%, consisting of 7.5% growth in local currencies and 1.4% growth related to foreign currency exchange.  The 7.5% growth in local currencies included 7.1% growth in Dental consumable merchandise sales and 8.6% growth in Dental equipment sales and service revenues.
“Continued internal Dental consumable merchandise sales growth in local currencies affirms our confidence that the market will show gradual improvement for the rest of the year.  Strong internal growth in Dental equipment sales reflects higher demand for basic and for high-tech equipment and is another positive market indicator,” commented Mr. Bergman.
North American Medical sales declined 0.4% to $286.3 million. “Results for the second quarter of 2010 were negatively impacted by reduced sales of products related to the H1N1 virus, which were significant in the prior-year quarter,” remarked Mr. Bergman.
North American Animal Health sales increased 269.7% to $234.7 million, which included sales of Butler Schein Animal Health.  “Integration of the Butler Schein Animal Health business continues to progress according to plan and is expected to be completed during the third quarter,” commented Mr. Bergman.

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International sales of $602.4 million increased 1.8%, consisting of 4.7% growth in local currencies and a decline of 2.9% related to foreign currency exchange.  “International results for the second quarter of 2009 were positively impacted, particularly in Germany, by the timing of the biennial IDS trade show in Europe, resulting in a difficult comparison for Q2 2010.  Our International results for the second quarter of 2010 reflect continued growth in the Dental and Animal Health businesses, with particular strength in Spain, France, Holland and the U.K.,” added Mr. Bergman.
Technology and Value-Added Services sales of $48.4 million increased 13.7% during the quarter, including 8.0% internal sales growth in local currencies.  “During the quarter we saw continued strong growth in our electronic services and software businesses,” explained Mr. Bergman.

Year-to-Date Results
For the first half of 2010, net sales of $3.6 billion increased 16.7% compared with the first half of 2009.  This increase includes 15.1% growth in local currencies and 1.6% growth related to foreign currency exchange.
Income from continuing operations attributable to Henry Schein, Inc. for the first half of 2010 was $144.9 million or $1.56 per diluted share.  Excluding first quarter 2010 restructuring costs of $12.3 million pre-tax or $0.09 per diluted share, and first quarter 2009 restructuring costs of $4.0 million pre-tax or $0.03 per diluted share, income from continuing operations attributable to Henry Schein, Inc. for the first half of 2010 was $153.2 million or $1.65 per diluted share, an increase of 17.0% and 13.8%, respectively, compared with the first half of 2009 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2010 EPS Guidance
Today, Henry Schein increased the low end of its 2010 financial guidance range, as follows:

•	2010 diluted EPS attributable to Henry Schein, Inc. is expected to be $3.46 to $3.56, compared with previous guidance of $3.44 to $3.56.
•
Guidance for 2010 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

•	2010 guidance excludes the impact of restructuring costs.

The Company noted that it is increasing the low end of its 2010 diluted EPS guidance range despite a strengthening of the U.S. dollar against the euro and pound sterling, which is expected to adversely impact 2010 diluted EPS by $0.05 to $0.06 compared with its initial expectations for the year.

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Second Quarter Conference Call Webcast
The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is recognized for its excellent customer service and highly competitive prices.  The Company's five  businesses – North American Dental, North American Medical, North American Animal Health, International and Technology – serve more than 600,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.  The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
Headquartered in Melville, N.Y., Henry Schein employs more than 13,500 people and has operations or affiliates in 23 countries.  The Company's net sales reached a record $6.5 billion in 2009.  For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC.  These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: decreased customer demand and changes in vendor credit terms; disruptions in financial markets; general economic conditions; effects of a highly competitive market; changes in the healthcare industry; changes in regulatory requirements; risks from expansion of customer purchasing power and multi-tiered costing structures; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from disruption to our information systems; our dependence upon sales personnel, manufacturers and customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation.  The order in which these factors appear should not be construed to indicate their relative importance or priority.

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We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:         Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009

Net sales	$1,849,401	$1,607,434	$3,609,711	$3,092,822
Cost of sales	1,303,757	1,131,516	2,551,034	2,178,541
Gross profit	545,644	475,918	1,058,677	914,281
Operating expenses:
Selling, general and administrative	407,638	353,948	804,627	697,680
Restructuring costs	-	-	12,285	4,043
Operating income	138,006	121,970	241,765	212,558
Other income (expense):
Interest income	3,508	2,486	6,896	5,287
Interest expense	(9,185)	(6,406)	(18,272)	(13,158)
Other, net	474	(373)	359	(343)
Income from continuing operations before taxes, equity in earnings
of affiliates and noncontrolling interests	132,803	117,677	230,748	204,344
Income taxes	(41,435)	(38,689)	(73,659)	(67,538)
Equity in earnings of affiliates	1,795	1,212	3,326	2,577
Income from continuing operations	93,163	80,200	160,415	139,383
Income from discontinued operation, net of tax	-	225	-	342
Net income	93,163	80,425	160,415	139,725
Less: Net income attributable to noncontrolling interests	(9,162)	(6,952)	(15,514)	(11,401)
Net income attributable to Henry Schein, Inc.	$84,001	$73,473	$144,901	$128,324

Amounts attributable to Henry Schein, Inc.:
Income from continuing operations	$84,001	$73,324	$144,901	$128,098
Income from discontinued operation, net of tax	-	149	-	226
Net income	$84,001	$73,473	$144,901	$128,324

Earnings per share attributable to Henry Schein, Inc.:

From continuing operations:
Basic	$0.93	$0.83	$1.61	$1.44
Diluted	$0.90	$0.81	$1.56	$1.42

From discontinued operation:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.01

From net income:
Basic	$0.93	$0.83	$1.61	$1.44
Diluted	$0.90	$0.81	$1.56	$1.43

Weighted-average common shares outstanding:
Basic	90,021	88,815	89,733	88,838
Diluted	93,352	90,534	92,984	90,021

Note: The above prior period amounts have been restated to reflect the effects of a discontinued operation.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 26,	December 26,
	2010	2009
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$321,116	$471,154
Available-for-sale securities	14,989	-
Accounts receivable, net of reserves of $48,706 and $51,724	829,917	725,397
Inventories, net	797,603	775,199
Deferred income taxes	42,934	48,001
Prepaid expenses and other	205,986	183,782
Total current assets	2,212,545	2,203,533
Property and equipment, net	248,233	259,576
Goodwill	1,368,106	986,395
Other intangibles, net	406,828	204,445
Investments and other	181,953	182,036
Total assets	$4,417,665	$3,835,985

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$504,248	$521,079
Bank credit lines	255	932
Current maturities of long-term debt	25,215	23,560
Accrued expenses:
Payroll and related	139,290	155,298
Taxes	91,721	86,034
Other	265,468	289,351
Total current liabilities	1,026,197	1,076,254
Long-term debt	523,421	243,373
Deferred income taxes	187,602	100,976
Other liabilities	72,348	75,304
Total liabilities	1,809,568	1,495,907

Redeemable noncontrolling interests	341,099	178,570
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
91,514,440 outstanding on June 26, 2010 and
90,630,889 outstanding on December 26, 2009	915	906
Additional paid-in capital	632,240	603,772
Retained earnings	1,637,508	1,492,607
Accumulated other comprehensive income (loss)	(3,849)	64,194
Total Henry Schein, Inc. stockholders' equity	2,266,814	2,161,479
Noncontrolling interest	184	29
Total stockholders' equity	2,266,998	2,161,508
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,417,665	$3,835,985

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$93,163	$80,425	$160,415	$139,725
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	25,772	20,813	50,344	40,734
Amortization of bond discount	1,587	1,500	3,135	2,964
Stock-based compensation expense	6,857	6,236	12,999	12,303
Provision for losses on trade and other accounts receivable	1,328	526	2,322	1,712
Benefit from deferred income taxes	(6,103)	(436)	(5,831)	(5,921)
Undistributed earnings of affiliates	(1,795)	(1,212)	(3,326)	(2,577)
Other	1,288	(125)	2,649	1,491
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(26,460)	(28,954)	(33,854)	14,443
Inventories	17,782	34,287	32,264	13,248
Other current assets	(26,141)	(10,199)	(18,411)	2,470
Accounts payable and accrued expenses	20,035	3,842	(73,718)	(141,017)
Net cash provided by operating activities	107,313	106,703	128,988	79,575

Cash flows from investing activities:
Purchases of fixed assets	(8,480)	(15,537)	(17,542)	(28,403)
Payments for equity investment and business
acquisitions, net of cash acquired	(142,629)	(12,746)	(251,575)	(26,489)
Purchases of available-for-sale securities	-	-	(26,984)	-
Proceeds from sales of available-for-sale securities	100	1,300	1,400	4,040
Proceeds from maturities of available-for-sale securities	11,996	-	11,996	-
Net proceeds from (payments for) foreign exchange forward
contract settlements	-	(8)	-	275
Other	1,027	1,614	307	(2,680)
Net cash used in investing activities	(137,986)	(25,377)	(282,398)	(53,257)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	263	(204)	(668)	(3,393)
Principal payments for long-term debt	(1,355)	(900)	(3,198)	(2,612)
Proceeds from issuance of stock upon exercise of stock options	5,756	3,551	21,036	3,928
Excess tax benefits related to stock-based compensation	1,829	503	6,351	683
Distributions to noncontrolling shareholders	(6,438)	(1,581)	(7,736)	(1,569)
Acquisitions of noncontrolling interests in subsidiaries	-	-	(10,000)	-
Other	(90)	1,923	(180)	(179)
Net cash provided by (used in) financing activities	(35)	3,292	5,605	(3,142)

Net change in cash and cash equivalents	(30,708)	84,618	(147,805)	23,176
Effect of exchange rate changes on cash and cash equivalents	(3,564)	1,099	(2,233)	1,127
Cash and cash equivalents, beginning of period	355,388	308,156	471,154	369,570
Cash and cash equivalents, end of period	$321,116	$393,873	$321,116	$393,873

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A

Henry Schein, Inc.
2010 Second Quarter
Sales Growth Rate Summary
(unaudited)

Q2 2010 over Q2 2009

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/VAS

Internal Sales Growth	2.1%	2.8%	-4.2%	0.0%	4.1%	8.0%

Acquisitions	13.5%	4.7%	3.8%	269.7%	0.6%	5.2%

Local Currency Sales Growth	15.6%	7.5%	-0.4%	269.7%	4.7%	13.2%

Foreign Currency Exchange	-0.5%	1.4%	0.0%	0.0%	-2.9%	0.5%

Total Sales Growth	15.1%	8.9%	-0.4%	269.7%	1.8%	13.7%

Q2 YTD 2010 over Q2 YTD 2009

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/VAS

Internal Sales Growth	2.6%	2.0%	-1.0%	1.2%	5.1%	6.3%

Acquisitions	12.5%	2.7%	3.1%	269.4%	0.9%	4.9%

Local Currency Sales Growth	15.1%	4.7%	2.1%	270.6%	6.0%	11.2%

Foreign Currency Exchange	1.6%	1.6%	0.0%	0.0%	2.6%	1.4%

Total Sales Growth	16.7%	6.3%	2.1%	270.6%	8.6%	12.6%

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Exhibit B

Henry Schein, Inc.
2010 Second Quarter and YTD
Reconciliation of GAAP results of continuing operations to non-GAAP results of continuing operations
(in thousands, except per share data)
(unaudited)

	Second Quarter			YTD
			%			%
	2010	2009	Growth	2010	2009	Growth
From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$84,001	$73,324	14.6%	$144,901	$128,098	13.1%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	0.90	0.81	11.1%	1.56	1.42	9.9%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$-	$-		$8,260	$2,784
Income from Continuing Operations attributable to
Henry Schein, Inc.	$0	$0		$8,260	$2,784
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	0.00	0.00		0.09	0.03

Adjusted Results From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$84,001	$73,324	14.6%	$153,161	$130,882	17.0%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	0.90	0.81	11.1%	1.65	1.45	13.8%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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